Exhibit 99.1

Gyre Therapeutics Appoints Three New Members to its Board of Directors

SAN DIEGO, July 16, 2026 -- Gyre Therapeutics, Inc. (“Gyre”, “Gyre Therapeutics” or the “Company”) (Nasdaq: GYRE), an innovative, commercial-stage biopharmaceutical company with operations in the United States and China, today announced that its Board of Directors has appointed three new members, effective August 1, 2026: Yue Xiong, Ph.D., the Company's Chief Scientific Officer; Maxwell (“Max”) Kirkby; and Claire Weston, Ph.D. With these appointments, the Board expands its scientific, clinical development, and cross-border biopharmaceutical operating expertise as Gyre advances its broad pipeline of products targeting numerous therapeutic areas including fibrosis, cancer, inflammation and pain.

Dr. Xiong will serve as a Class I director, with a term expiring at the Company's 2028 annual meeting of stockholders. Mr. Kirkby will serve as a Class II director, with a term expiring at the Company's 2029 annual meeting of stockholders, and has also been appointed to the Compensation Committee of the Board. Dr. Weston will serve as a Class III director, with a term expiring at the Company's 2027 annual meeting of stockholders, and has been appointed to the Audit Committee of the Board.

“We are pleased to welcome Max and Claire to our Board, and to formally recognize Yue's expanded role as a director,” said Dr. Ying Luo, President and Chief Executive Officer of Gyre. “Max brings decades of cross-border drug development experience spanning China, Japan, the U.S. and Europe, which is directly relevant as we continue to advance our programs through the clinic worldwide and expand our global footprint. Claire's background building and scaling life sciences companies, together with her operating and governance experience, will strengthen our Audit Committee as we grow as a public company. And Yue's deep scientific leadership, both in ubiquitin biology and in building Cullgen's degrader platform, has already been instrumental to our pipeline — we're glad to have his perspective formally represented at the Board level. Together, these appointments reflect our continued commitment to strong governance as Gyre advances its portfolio of clinical assets and targeted protein degrader and degrader-antibody conjugates platforms.”

About the New Directors

Yue Xiong, Ph.D.

Dr. Xiong has served as Gyre’s Chief Scientific Officer since May 2026. Dr. Xiong previously served as a member of the board of directors of Cullgen, Inc., a biopharmaceutical company, from 2018 until the closing of Cullgen’s merger with Gyre, and as Chief Scientific Officer of Cullgen from August 2020 until closing of Cullgen’s merger with Gyre. After completing a postdoctoral fellowship in cell biology at Cold Spring Harbor Lab, Dr. Xiong joined the Department of Biochemistry and Biophysics at University of North Carolina at Chapel Hill in 1993. He was a William R. Kenan Professor of Biochemistry and Biophysics from January 2005 to July 2020, where he was responsible for classroom teaching and laboratory mentoring of students and trainees, conducting research, recruitment and mentoring of junior faculty and participating other university activities. From September 2006 to July 2020, Dr. Xiong also led the Cancer Cell Biology Program the UNC Lineberger Comprehensive Cancer Center, where he was responsible for organizing program activity such as monthly seminars, annual retreat and symposium, preparing annual program progress report to NCI and competing renewal cancer center core grant, and other research activity in the cancer center. Dr. Xiong has an undergraduate degree from Fudan University and a Ph.D. in Biology from the University of Rochester. Dr. Xiong has received several awards for his scholarship and research, published more than 200 research articles in peer-reviewed journals and is a named inventor on two U.S. patents. He was elected as a fellow of American Association for the Advancement of Science (“AAAS”) in 2012.

Maxwell Kirkby

Maxwell Kirkby is the co-owner of Huang and Kirkby Pharma Consulting, a consulting company that he co-founded in May 2024. Mr. Kirkby previously served in various leadership roles at Bristol-Myers Squibb Company (NYSE: BMS), a global biopharmaceutical company, including as the Executive Director and Head of R&D Strategy, China, from March 2022 to May 2024 and Interim Head of R&D, China from May 2023 to November 2024. Prior to joining Bristol-Myers, Mr. Kirkby served as the Executive Director and Head of Japan & Asia Pacific Development at Amgen Inc. (Nasdaq: AMGN), a global biopharmaceutical company, from February 2020 to March 2022. Prior to joining Amgen, from August 1989 to January 2020, Mr. Kirkby held positions of increasing responsibility at AstraZeneca plc (NYSE: AZN), a global biopharmaceutical company, most recently serving as VP of Development, China.

Claire Weston, Ph.D.

Claire Weston, Ph.D. is the Founder & Chief Executive Officer of Tactus AI LLC an AI healthcare company, which she has led since January 2025. Dr. Weston previously served as a member of the Executive Leadership Team and a Board Observer at CellCarta Biosciences, Inc., a private biotechnology company, from May 2021 to February 2023. Dr. Weston founded and served as the Chief Executive Officer of Reveal Biosciences Inc., a private AI-powered digital pathology platform, from June 2012 until the company was acquired by CellCarta Biosciences in May 2021. She also served as the Chair of the Board of Directors of Reveal Biosciences from 2019 to May 2021. Prior to this, Dr. Weston served as senior scientist at Vala Sciences, Inc., a private biotechnology company, from April 2011 to July 2012. Dr. Weston was a Board Director for Athena, a non-profit supporting women in STEM, from January 2020 to December 2022. Dr. Weston received a B.Sc. in Biotechnology from Cardiff University and a Ph.D. in Cell Biology from the University of Cambridge and completed postdoctoral studies at the UMass Chan Medical School.

About Gyre Pharmaceuticals

Gyre Pharmaceuticals Co., Ltd., a subsidiary of Gyre Therapeutics, Inc., is a commercial-stage biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis. Its flagship product, ETUARY™ (pirfenidone capsule), was the first approved treatment for IPF in the PRC in 2011 and has maintained a prominent market share over the past several years. In addition, Gyre Pharmaceuticals' pipeline includes F351 (hydronidone), which demonstrated statistically significant fibrosis regression after 52 weeks of treatment in a pivotal Phase 3 clinical trial in CHB-associated liver fibrosis in the PRC. In May 2026, China’s National Medical Products Administration (NMPA) accepted Gyre Pharmaceutical’s New Drug Application (NDA) for F351 as a treatment for chronic hepatitis B (CHB)-induced liver fibrosis, which is liver damage resulting from the infection of the hepatitis B virus (HBV). F351 received Breakthrough Therapy designation by the CDE of the NMPA in March 2021. Gyre Pharmaceuticals is also developing treatments for PD, RILI with or without immune-related pneumonitis, COPD, PAH and ALF/ACLF. As of March 31, 2026, Gyre Therapeutics owns a 69.7% equity interest in Gyre Pharmaceuticals.

About Gyre Therapeutics

Gyre Therapeutics is a commercial-stage biopharmaceutical company headquartered in San Diego, CA focused on the development and commercialization of small-molecule therapeutics with its most advanced programs addressing organ fibrosis and inflammatory diseases.

Gyre's wholly-owned subsidiary, Cullgen Inc., is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted protein degrader and degrader-antibody conjugate (DAC) therapies for critical conditions including cancer and inflammatory diseases. Cullgen has created a portfolio of highly selective targeted protein degrader and DAC product candidates designed to potently and efficiently eliminate therapeutically relevant proteins in patients.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, are forward-looking statements, including statements concerning the expected contributions of the newly appointed directors to the Company's strategy and governance. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Additional risks and factors are identified under “Risk Factors” in Gyre's Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 13, 2026, and in other filings with the Securities and Exchange Commission.

Gyre expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS:

Gyre Therapeutics, Inc.

Thomas Eastling, CFO
ir@gyretx.com

Investors

Chuck Padala
Managing Director, LifeSci Advisors
chuck@lifesciadvisors.com